UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 21, 2017 (June 16, 2017)

CAPITALA FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01022	90-0945675
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

4201 Congress St., Suite 360

Charlotte, NC 28209

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (704) 376-5502

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2017, Capitala Finance Corp. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to its Senior Secured Revolving Credit Agreement with ING Capital LLC, as administrative agent, arranger and bookrunner, and the lenders party thereto (the “Credit Facility”).

The Amendment amended the Credit Facility to, among other things, (a) modify the size of the current revolver commitments under the Credit Facility to $114.5 million, (b) expand the accordion feature of the Credit Facility to $200 million, (c) provide for the ability to step-down the pricing of the Credit Facility from LIBOR plus 3.00% to LIBOR plus 2.75% when certain conditions are met, (d) extend the expiration of the revolving period to June 16, 2020, during which period the Company, subject to certain conditions, may make borrowings under the Credit Facility, and (e) extend the stated maturity date of the Credit Facility to June 16, 2021.

Borrowings under the Credit Facility continue to bear interest, at the Company’s election, at a rate per annum equal to (i) the one, two, three or six month LIBOR, as applicable, plus 3.00% (in the case of eurocurrency loans) or (ii) 2.00% plus the highest of (A) a prime rate, (B) the Federal Funds rate plus 0.5%, (C) three month LIBOR plus 1.0% and (D) zero (in the case of alternate base rate loans). The Company will continue to pay an unused commitment fee at a rate of 2.50% per annum on the amount (if positive) by which 40% of the aggregate commitments under the Credit Facility exceeds the outstanding amount of loans under the Credit Facility and 0.50% per annum on any remaining unused portion of the Credit Facility.

The Credit Facility will continue to be secured by a first priority security interest in all of the Company’s portfolio investments (other than those held by the Company’s existing Small Business Investment Company (“SBIC”) subsidiaries), equity interests in certain of the Company’s direct and indirect subsidiaries (other than the Company’s existing SBIC subsidiaries) and substantially all of the Company’s other assets. Any future subsidiaries formed by the Company (other than SBIC subsidiaries or certain special purpose financing subsidiaries) will be required to guarantee the Credit Facility and pledge all of their assets in support of such guarantee. The Credit Facility continues to contain certain customary affirmative and negative covenants and events of default. In particular, the Credit Facility contains certain financial covenants that, among other things, require the Company to maintain a minimum amount of equity supporting the Credit Facility and to maintain compliance with certain collateral concentration limits, quality and coverage tests.

The description above is only a summary of the material provisions of the Amendment to the Credit Facility and the related Amendment No. 1 to the Guarantee, Pledge and Security Agreement and both are qualified in their entirety by reference to the copies of the Form of Amendment No. 2 to the Senior Secured Revolving Credit Agreement and the Form of Amendment No. 1 to the Guarantee, Pledge and Security Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference thereto.

On June 20, 2017, the Company issued a press release regarding the matters described herein, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Amendment No. 2, dated as of June 16, 2017, to the Senior Secured Revolving Credit Agreement, dated as of October 17, 2014, among Capitala Finance Corp., as borrower, the lenders from time to time party thereto, and ING Capital LLC, as administrative agent, arranger and bookrunner, and First National Bank of Pennsylvania, as documentation agent.

10.2	Form of Amendment No. 1, dated as of June 16, 2017, to the Guarantee, Pledge and Security Agreement dated October 17, 2014, among Capitala Finance Corp., as borrower, the subsidiary guarantors party thereto, ING Capital LLC, as revolving administrative agent for the revolving lenders and as collateral agent, and each financing agent and designated indebtedness holder party thereto.

99.1	Press release dated June 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2017	CAPITALA FINANCE CORP.

	By:	/s/ Stephen A. Arnall
Stephen A. Arnall
Chief Financial Officer